EXHIBIT 13.5

  [logo                               NOTEHOLDERS REPORT
 Crusade                        CRUSADE GLOBAL TRUST NO. 2 OF 2001
  Trust]          AGGREGATE TOTALS FOR FISCAL YEAR 1 OCT, 2002 TO 30 SEPT 2003


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NOTES
                                                           FV OUTSTANDING (USD) AS AT   BOND FACTOR AS AT   COUPON RATE AS AT
                                                                 SEPT 30, 2003            SEPT 30, 2003        SEPT  30, 2003
                                                           --------------------------   -----------------   -----------------

Class A Notes                                                          381,583,785.94          47.697973%            1.24000%
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                                                           FV OUTSTANDING (AUD) AS AT   BOND FACTOR AS AT   COUPON RATE AS AT
                                                                 SEPT 30, 2003            SEPT 30, 2003        SEPT 30, 2003
                                                           --------------------------   -----------------   -----------------
Class B Notes                                                           37,550,000.00         100.000000%            5.10170%

Class C Notes                                                            3,235,000.00         100.000000%            5.32170%
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NOTES
                                                                      COUPON PAYMENTS   PRINCIPAL PAYMENTS
                                                                            (USD)              (USD)          CHARGE OFFS (USD)
                                                                      ---------------   -----------------     -----------------

Class A Notes                                                            8,034,006.02      182,065,778.53                0.00
--------------------------------------------------------------------------------------------------------------------------------

                                                                      COUPON PAYMENTS   PRINCIPAL PAYMENTS    CHARGE OFFS (AUD)
                                                                            (AUD)              (AUD)
                                                                      ---------------   ------------------    -----------------
Class B Notes                                                            1,986,734.39                0.00                0.00

Class C Notes                                                              178,316.73                0.00                0.00
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PRINCIPAL COLLECTIONS INFORMATION IN AUD AGGREGATED TO THE DATE OF THE LAST PAYMENT


Scheduled Principal Payments                                                                28,490,607.68
Unscheduled Principal Payments                                                             343,036,709.04
Redraws                                                                                     30,580,165.91

Principal Collections                                                                      340,947,150.81



TOTAL AVAILABLE PRINCIPAL IN AUD

Principal Collections                                                                      340,947,150.81
Principal Charge Offs                                                                                0.00
Principal Draw                                                                                       0.00
Pay back of Principal Draws                                                                          0.00
Total Available Principal                                                                  340,947,150.81

Principal Distributed                                                                      340,947,150.81
Principal Retained                                                                                   0.00


TOTAL AVAILABLE FUNDS IN AUD

Available Income                                                                            67,188,378.89
Principal Draw                                                                                       0.00
Liquidity Draw                                                                                       0.00

Total Available Funds                                                                       67,188,378.89


REDRAW & LIQUIDITY FACILITIES IN AUD

Redraw Shortfall                                                                                     0.00
Redraw Carryover Charge Offs                                                                         0.00
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